================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 22, 1999



                           COMPAQ COMPUTER CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                     1-9026                    76-0011617
----------------------------  ------------------------  ------------------------
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)


             20555 SH 249
            HOUSTON, TEXAS                                       77070
---------------------------------------                 ------------------------
(Address of Principal Executive Offices)                       (Zip Code)


                                 (281) 370-0670
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

      ITEM  5.  OTHER  EVENTS.

           In  a release dated July 22, 1999, Compaq Computer Corporation (NYSE:
CPQ)  announced that its Board of Directors voted unanimously to appoint Michael
D. Capellas, president and chief executive officer, effective immediately. He was also elected to the Board of Directors. The news release is attached as
Exhibit 99.



      ITEM  7.  EXHIBITS.

      Exhibit  99     News  Release  dated  July  22,  1999  is  attached.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPAQ  COMPUTER  CORPORATION
                                   -----------------------------



Dated:  July  23,  1999            By:  /s/ Linda  S.  Auwers
                                      --------------------------
                                      Linda  S.  Auwers
                                      Vice President, Associate General
                                      Counsel  and  Secretary

                                                                   NEWS  RELEASE

COMPAQ COMPUTER CORPORATION     P.O. BOX 692000
PUBLIC RELATIONS DEPARTMENT     HOUSTON, TEXAS 77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM


[Compaq  Logo]


FOR  IMMEDIATE  RELEASE
-----------------------


                       COMPAQ APPOINTS MICHAEL D. CAPELLAS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


     HOUSTON, JULY 22, 1999 - Compaq Computer Corporation (NYSE: CPQ) announced that its Board of Directors voted unanimously today to appoint Michael D. Capellas, 44, president and chief executive officer, effective immediately. He was also elected to the Board of Directors. "With this appointment, Compaq now has in place everything necessary to be at the forefront of the accelerating revolution in information technology," said Compaq Chairman Benjamin M. Rosen. "Michael Capellas will lead the company through the next and greatest phase of its growth."

     Capellas has been Compaq's Chief Operating Officer, with responsibility for overall strategic planning, organizational realignment and all operations, since June 2. His extensive business background balances cutting-edge understanding of information technology with broad experience in line management. An expert in information technology and supply chain management, he was recruited last year as Chief Information Officer and planned and implemented the transformation of the company's information systems to capture the opportunities and meet the demands of the Internet era.

     "We set out to find the ideal CEO and we discovered him right here at Compaq, hard at work," Rosen continued. "As COO, Michael has already mobilized the organization, moving us forward at Internet speed. He has united and energized our entire management team around a sound strategic business plan. He has established clear lines of accountability. Decisions are being made and implemented much faster. Each business group is focused intently on its customer base. In just a few short weeks, Michael has solidified our platform for profitable growth and clarified our focus on Internet-centered innovation.

     "In the end, our choice was easy. In a field of excellent candidates, Michael was clearly superior. He has a better understanding of where information technology is going than anyone else we talked with - inside or outside the company. He has a clear vision for Compaq and the industry. He has strong leadership skills, an excellent rapport with customers and, with years of experience in information management, a true understanding of customer needs. And he has a passion for winning.

     "Michael combines three powerful qualifications: intimate knowledge and pioneering involvement in information technology and eCommerce; the perspective of having been a sophisticated information technology customer; and the ability to build and motivate a global sales force. This combination of capabilities means he can both refine strategy and implement it. He understands our business and financial dynamics, and how to balance them properly to deliver results.

     "The entire Board has never felt more confident of Compaq's future," Rosen concluded.

     "We have assembled the greatest team in the industry and together we will secure Compaq's destiny as the information technology leader," Capellas said. "As the Internet transforms business, we have the powerful solutions and range of products necessary to maximize NonStop() eBusiness benefits for our customers. Execution is our challenge, and we are ready to meet it head on.

     "Compaq's Internet portfolio covers the full spectrum of products and services our customers will demand as eBusiness proliferates. We occupy the Enterprise space with a full range of high-availability server technology. We power an enormous installed base of customers to meet their mission-critical requirements, ranging from 66 of the world's 68 stock exchanges to the consumer-sensitive needs of such leading-edge companies as Amazon.com, MSN and priceline.com. Beyond that, each of our three business groups, supported by a global sales and marketing force and effective supply chain, is focused clearly on its defined customer base. With business models benchmarked against best in class, each is equipped to deliver profitable growth.

     "Today, we put the competition on notice: we're taking the fight to the marketplace. Business needs are moving rapidly toward Compaq's strengths. This company has transformed the information technology industry before, and we will do it again. We recognize our challenges, and we will address them with a renewed sense of pride, commitment and confidence. We are already under way, and the momentum feels great."

Compaq also announced that having completed its mission of selecting a new CEO and actively leading the company during the search process, the Office of the Chief Executive is disbanded, effective immediately. OCE members Rosen, Frank
P. Doyle and Robert Ted Enloe III will remain Compaq directors, with Rosen continuing to serve as chairman.


ABOUT  MICHAEL  CAPELLAS

     Michael D. Capellas is a seasoned general manager with particular expertise in information technology, eCommerce and supply chain management. He has significant product development experience, including software and solutions; has run large global sales/marketing organizations; has managed quality assurance programs; has been involved in starting up a new company; and has held a broad range of line management positions. As such, he has extensive, successful, hands-on experience in every key area involved in successfully running a global technology enterprise. Over the past 23 years, he has gained a solid reputation among colleagues and customers alike as an information technology executive with a rare balance of strategic insight, operational expertise, technological and financial skills, and sales/marketing savvy.

     Capellas joined Compaq in August 1998 as Chief Information Officer and, in a relatively short time, has played key roles in the development of the company's overall eCommerce strategy; the integration of that strategy into Compaq's NonStop eBusiness go-to-market strategy; a major consolidation of the company's information technology organization, including a dramatic cost reduction; the defining and implementation of the company's supply chain strategy, including the consolidation of manufacturing activities; the development and implementation of a go-to-market strategy for the integration of Digital Equipment; the rapid development and successful execution of Compaq's Y2K compliance program; the recruiting of several new key managers; the formulation of the company's global account strategies; participation in hundreds of sales calls; executive oversight of several global accounts; and ongoing counsel to the Board and senior management on various operational as well as technological issues.

     Capellas most recently served as Compaq's acting Chief Operating Officer, a position to which he was named on June 2. In that role, his principal accomplishments included quickly getting the company's new management team in place, melding that team into a single, harmonious whole by leadership and example, and successfully driving the company's recent operational realignment.

     Immediately before joining Compaq, Capellas held senior positions at Oracle Corporation and at SAP America, both growing out of his information technology and supply chain management consulting work at Benchmarking Partners, of Cambridge, Massachusetts, a leading information management consulting firm, where he was a founder and Managing Partner (1996). At Oracle (1997-98), he served as Senior Vice President and General Manager for the company's global energy business, where his oversight responsibilities included product development, marketing, sales, consulting and client support. His accomplishments there included reorganizing and refocusing the unit's global sales force, resulting in a 100 percent increase in business unit revenue. At SAP America (1996-97), he was Director of Supply Chain Management; his accomplishments included spearheading a business-development effort that led to approval by General Motors' Delphi unit of a $1 billion SAP implementation project.

     From 1981 to 1996, Capellas held several senior positions at Schlumberger Ltd, including serving as the company's first corporate director for information systems; controller and treasurer of Schlumberger's operations in Asia Pacific; CFO of Dowell Schlumberger Inc., a joint venture between Schlumberger and Dow Chemical; and in operations management at Schlumberger's Fairchild Semiconductor unit. Among Capellas's many accomplishments during his fifteen years at Schlumberger were the initiation and worldwide deployment of concurrent engineering and common manufacturing processes; the global launch of SAP R/3, one of SAP's first international projects; the increased use of commercial technology; the centralization of information technology departments into a single shared service organization; and the consolidation of 36 data centers down to six worldwide.

     Capellas began his career at Republic Steel Corporation (1976-81), where he held various systems analyst and manufacturing positions.

     Capellas grew up in Warren, Ohio and also spent time living with his family abroad. He is a 1976 graduate of Kent State University, from which he received a B.B.A. He is a Certified Public Accountant. He and his wife Marie have been married for 20 years and have two children. Capellas has been a Houston resident since 1989. He has been involved in a wide variety of community leadership and charitable work, and is an avid golfer.

                               Company Background

     Compaq Computer Corporation, a Fortune Global 100 company, is the second-largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, enterprise network storage products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com, or by calling 1-800-345-1518.

                                   #    #    #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further information, Media may contact:
Compaq Computer Corporation                       Alan  Hodel       281-518-8932
                                                  alan.hodel@compaq.com

ON  JULY  22  MEDIA  MAY  ALSO  CALL:             Eileen  Quinn     281-514-6137
                                                  eileen.quinn@compaq.com

Compaq  Investor  Relations:                      281-514-9549  OR  800-433-2391
                                                  investor.relations@compaq.com

Industry  Analyst  Contact:                       Ken  Conway       281-514-2347
                                                  ken.conway@compaq.com